Van Kampen Investment Grade Municipal Trust
                Item 77(o) 10f-3 Transactions
              October 1, 2001 - March 31, 2002


Security     Date    Shares     Total      Purchase  Broker
             of      Purchase   Issued     d
             Purcha  d                     By Fund
             se
Brazo River  11/07/   500,000   564,555,0   0.09%    Bear
TX Auth      01                    00                Stearns
Pollution
Control
Dallas Fort  12/12/  1,000,00   650,000,0   0.15%    Smith
Worth        01          0         00                Barney
Internation
al Airport
State of     02/27/  1,000,00   269,605,0  0.3709%   Saloman
Oregon       02          0         00                Smith
Refunding                                            Barney
COPs
State of     03/26/  1,250,00   84,550,00  1.4784%   Goldman
Ohio Bldg    02          0          0                Sachs
Auth
Alaska       03/26/  2,000,00   139,855,0  1.4301%   Paine
Internation  02          0         00                Webber
al Airport-
AMBAC